(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive Proxy Statement

      [   ]  Definitive Additional Materials

      [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LCC INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, Schedule or Registration Statement no.:

      (3)  Filing Party:

      (4)  Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ADOPTION OF AN AMENDMENT TO EMPLOYEE PLAN
PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN
ADOPTION OF AN AMENDMENT TO DIRECTORS PLAN
PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE DIRECTORS PLAN
DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN PROXY MATERIALS
OTHER BUSINESS TO BE TRANSACTED
ATTACHMENT A
ATTACHMENT B

[LOGO]

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, VA 22102

April 25, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of LCC International, Inc., to be held on Tuesday, May 16, 2000 at 10:00 a.m. (eastern daylight time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102.

      At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of the Board of Directors, which consists of seven members; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent auditors; (iii) the approval and adoption of an amendment to the Company’s 1996 Employee Stock Option Plan that increases the number of shares of Class A Common Stock, par value $.01 (“Class A Common Stock”), authorized to be issued pursuant to options granted under such plan from 4,725,000 to 8,825,000; (iv) the approval and adoption of an amendment to the Company’s Directors Stock Option Plan that increases the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 140,000 to 250,000; and (v) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, proxy statement and form of proxy and the Company’s Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

      Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2000 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

Sincerely,

C. Thomas Faulders, III Signature

C. THOMAS FAULDERS, III
President and Chief Executive Officer

[LOGO]

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2000

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the “Annual Meeting”) of LCC International, Inc. (the “Company”) will be held on Tuesday, May 16, 2000 at 10:00 a.m. (eastern daylight time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102, to consider and act upon the following proposals:

1. To elect the Board of Directors, which consists of seven members;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2000;

3. To approve and adopt an amendment to the Company’s 1996 Employee Stock Option Plan that increases the number of shares authorized to be issued pursuant to options granted under such plan from 4,725,000 to 8,825,000;

4. To approve and adopt an amendment to the Company’s Directors Stock Option Plan that increases the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 140,000 to 250,000; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 30, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock and Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company’s stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the Company’s offices.

By Order of the Board of Directors

Peter A. Deliso Signature

PETER A. DELISO
Secretary

McLean, Virginia
April 25, 2000

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

PROXY STATEMENT
Annual Meeting of Stockholders
May 16, 2000

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement and the accompanying Notice of Annual Meeting and form of Revocable Proxy are being furnished, on or about April 25, 2000, to the stockholders of LCC International, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2000 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 16, 2000 at 10:00 a.m. (eastern daylight time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102, and any adjournment thereof.

      The purpose of the Annual Meeting is (i) to elect the Board of Directors, which consists of seven members; (ii) to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2000; (iii) to adopt and approve an amendment to the Company’s 1996 Employee Stock Option Plan (the “Employee Plan”) that increases the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 4,725,000 to 8,825,000; (iv) to adopt and approve an amendment to the Company’s Directors Stock Option Plan (the “Directors Plan”) that increases the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 140,000 to 250,000; and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. Executed but unmarked proxies will be voted: (i) FOR the election of seven directors to the Board of Directors; (ii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors; (iii) FOR the adoption and approval of the amendment to the Employee Plan that increases the number of shares authorized to be issued pursuant to options granted under such plan from 4,725,000 to 8,825,000; and (iv) FOR the adoption and approval of the amendment to the Directors Plan that increases the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 140,000 to 250,000. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

      The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. The Company has retained D.F. King & Co., Inc. to solicit proxies on its behalf for a fee of approximately $3,500. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      The securities which can be voted at the Annual Meeting consist of shares of Class A Common Stock, par value $.01 (“Class A Common Stock”), and Class B Common Stock, par value $.01 (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of the Company. Each outstanding share of Class A Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. Each outstanding share of Class B Common Stock entitles its owner to ten votes on each matter as to which a vote is taken at the Annual Meeting. The close of business on March 30, 2000 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of Class A Common Stock and

Class B Common Stock outstanding and entitled to vote on the Record Date was 11,912,870 and 8,449,984, respectively. The presence, in person or by proxy, of shares of Common Stock issued and outstanding and constituting at least a majority of the votes entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Stockholders’ votes will be tabulated by the Company’s Secretary and Controller, who have been appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Under Delaware corporate law and the Company’s Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company’s Restated Certificate of Incorporation or Bylaws, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not included as votes cast and accordingly will be excluded from the total number of votes upon which a majority is based. Thus, votes to abstain and broker non-votes will have no effect on the vote tabulation for such proposals.

      The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 1, 2000 by (i) each director (and director nominee), (ii) the Chief Executive Officers that served during 1999, each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999, and two other individuals who would have been among the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 except that they were not serving as an executive officer at the end of fiscal year 1999 (the “Named Executive Officers”), (iii) all persons known to the Company to be beneficial owners of more than 5% of its outstanding Class A or Class B Common Stock and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the Securities and Exchange Commission (the “Commission”) or information provided to the Company by such persons. Under the rules of the Commission, a person is deemed a “beneficial owner” of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

	Number of Shares
			Percent of
	Number of	Number of	Common Stock
Name, Address and Title(1)	Class A Shares	Class B Shares	Outstanding

RF Investors, L.L.C.(2)(3)	28,411	8,449,984	41.63%
211 North Main Street
Alexandria, Virginia 22314

Telcom Ventures, L.L.C.(4)	873,498	8,449,984	45.78%
Cherrywood Holdings, Inc.(4)
211 North Union Street
Alexandria, Virginia 22314

MCI Telecommunications Corporation(5)	2,841,099	—	13.95%
1801 Pennsylvania Ave., N.W.
Washington, DC 20006

Wellington Management Company, LLP(6)	1,185,300	—	5.82%
Wellington Trust Company, NA (6)
75 State Street
Boston, Massachusetts 02109

Pequot Capital Management, Inc.(7)	725,000	—	3.56%
500 Nayala Farm Rd
Westport, CT 06880
Dr. Rajendra Singh, Director and Former Interim

President and Chief Executive Officer(2)(3)(4)(8)(9)	913,498	8,699,984	46.63%
c/o Telcom Ventures, L.L.C.
211 North Union Street
Alexandria, Virginia 22314

Neera Singh, Director(2)(3)(4)(9)	913,498	8,699,984	46.63%
c/o Telcom Ventures, L.L.C
211 North Union Street
Alexandria, Virginia 22314

Mark D. Ein, Director(10)	71,000	—	0.35%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

	Number of Shares
			Percent of
	Number of	Number of	Common Stock
Name, Address and Title(1)	Class A Shares	Class B Shares	Outstanding

Dr. Arno A. Penzias, Director(11)	29,333	—	0.14%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

Steven J. Gilbert, Director(12)	31,666	—	0.16%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

Gregory S. Ledford, Director(13)	—	—	0%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

C. Thomas Faulders, III, Chairman of the Board, President and Chief Executive Officer(14)	179,633	—	0.88%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

David N. Walker, Senior Vice President, Treasurer and Chief Financial Officer(15)	25,000	—	0.12%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

Donald R. Rose, Senior Vice President and Chief Operating Officer(16)	7,155	—	*
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

Peter R. Zaugg, Senior Vice President, Europe, Middle East and Asia Pacific(17)	26,000	—	0.13%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

All directors and executive officers as a group(18)	1,359,343	8,699,984	48.14%

*	Less than 0.1%.

(1)	Unless otherwise noted, the Company believes that each of the stockholders has sole voting and dispositive power with respect to the shares of Common Stock owned by it, him or her.

(2)	Includes the 85,233 shares of Class B Common Stock received by Cherrywood Holdings, Inc. (“Cherrywood”) and the 28,411 shares of Class A Common Stock received by TC Group, L.L.C. (“TC Group”), an affiliate of certain entities formed by The Carlyle Group, a Washington, D.C.-based investment group (the “Carlyle Investors”). These shares of Class A and Class B Common Stock were received as a result of the merger of LCC, L.L.C., the Company’s predecessor (the “Limited Liability Company”), with and into the Company (the “Merger”) in connection with the initial public offering of the Company’s Class A Common Stock in September 1996 (the “Offering”). These shares were transferred to RF Investors, L.L.C. (“RF Investors”) in April 1997. Cherrywood and TC Group hold 0.75% and 0.25%, respectively, of the outstanding equity interests of RF Investors. The remaining 99% is held by Telcom Ventures, L.L.C. (“Telcom Ventures”).

(3)	Represents all outstanding shares of the Class B Common Stock.

(4)	Telcom Ventures is owned 75% by Cherrywood and 25% by certain entities formed by the Carlyle Investors. Cherrywood is owned by Dr. Rajendra Singh, Neera Singh and certain Singh Children Family Trusts. Dr. Rajendra Singh and Neera Singh are the executive officers of Cherrywood and its sole directors.

(5)	Represents 23.85% of the outstanding shares of Class A Common Stock.

(6)	Represents 9.95% of the outstanding shares of Class A Common Stock. Wellington Trust Company, NA is a wholly owned subsidiary of Wellington Management Company, LLP. According to the individual Schedule 13 G/ As filed on February 9, 2000 by each of Wellington Management Company, LLP and Wellington Trust Company, Wellington Management Company, LLP has the shared power to vote 875,000 shares of Class A Common Stock and the shared power to dispose or direct the disposition of 965,000 shares of Class A Common Stock, and Wellington Trust Company has the shared power to vote and the shared power to dispose or direct the disposition of 220,300 shares of Class A Common Stock.

(7)	Represents 6.08% of the outstanding shares of Class A Common Stock.

(8)	Dr. Singh was Interim President and Chief Executive Officer from October 5, 1998 to May 24, 1999.

(9)	Includes all of the outstanding shares of Class B Common Stock and 250,000 shares of Class B Common Stock which may be acquired within 60 days pursuant to options granted, or to be granted, to Dr. Rajendra Singh and Neera Singh pursuant to the Directors Plan.

(10)	Includes 50,000 and 20,000 shares which may be acquired within 60 days pursuant to options granted under the Directors Plan and the Employee Plan, respectively.

(11)	Includes 16,667 shares which may be acquired within 60 days pursuant to stock options granted under the Directors Plan, and 6,000 shares held by this director’s wife.

(12)	Includes 6,666 shares which may be acquired within 60 days pursuant to stock options granted under the Directors Plan.

(13)	Mr. Ledford is a Principal of The Carlyle Group, an affiliate of the Carlyle Investors. Mr. Ledford disclaims beneficial ownership of the shares of Common Stock owned indirectly by the Carlyle Investors through their 25% ownership of Telcom Ventures and any shares of stock issuable upon the exercise of stock options granted to TC Group in connection with the Offering.

(14)	Includes 50,000 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(15)	Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(16)	Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan. Mr. Rose resigned from the Company on March 31, 2000, and these options will expire on April 30, 2000.

(17)	Includes 20,000 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(18)	Does not include former executive officers. Includes (i) shares held by Telcom Ventures, (ii) shares which may be acquired within 60 days pursuant to options granted pursuant to the Employee Plan and the Directors Plan, as described in the footnotes to this table, (iii) 30,333 shares which may be acquired by Peter A. Deliso, Vice President, Corporate Affairs, General Counsel and Secretary within 60 days pursuant to options granted under the Employee Plan, (iv) 24,999 shares which may be acquired by Michael S. McNelly, Senior Vice President, The Americas within 60 days pursuant to options granted under the Employee Plan, (v) 6,666 shares which may be acquired by Terri Feely, Vice President,

Human Resources within 60 days pursuant to options granted under the Employee Plan, (vi) 4,534 shares which may be acquired by Jamie G. Donelan, Vice President, Controller within 60 days pursuant to options granted under the Employee Plan and (vii) 12,859 shares which may be acquired by Tricia L. Drennan, Vice President, Corporation Communications and Investors Relations, and Assistant Secretary within 60 days pursuant to options granted under the Employee Plan.

MATTERS TO BE ACTED ON

ELECTION OF DIRECTORS
(Proposal 1)

      The Board of Directors consists of seven members. At the Annual Meeting, seven directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

The Board of Directors recommends a vote FOR the Election of its Nominees for Directors.

Information as to Nominees

      Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting.

Name	Age	Position

Mark D. Ein	35	Director

C. Thomas Faulders, III	50	Chairperson of the Board of Directors and President and Chief Executive Officer

Steven J. Gilbert	53	Director

Gregory S. Ledford	43	Director

Dr. Arno A. Penzias	67	Director

Dr. Rajendra Singh	45	Director

Neera Singh	41	Director

      Mark D. Ein. Mark D. Ein has served as a Director of the Company since January 1994. He is a member of the Audit and Compensation and Stock Option Committees and the Chairperson of the Audit Committee. Mr. Ein is the founder and Chief Executive Officer of Venturehouse Group, LLC, a technology holding company that creates, invests in and builds Internet, technology and telecommunications companies. From 1992 to 1999, he was a Principal of The Carlyle Group, a private investment firm and an affiliate of certain entities formed by The Carlyle Group (the “Carlyle Investors”), and had primary responsibility for many of The Carlyle Group’s telecommunications investments. Mr. Ein is currently a Director of Telcom Ventures, L.L.C. (“Telcom Ventures”), RF Investors, L.L.C. (“RF Investors”), Aether Systems, Inc., and various private companies. Mr. Ein worked for Brentwood Associates, a private equity investment firm, from 1989 to 1990, and for Goldman, Sachs & Co. from 1986 to 1989.

      C. Thomas Faulders, III. C. Thomas Faulders, III, was appointed Chairperson of the Board of Directors and President and Chief Executive Officer in May 1999. He is a member of the Executive Committee. Mr. Faulders served as Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc. from 1995 until the company was sold to TRW in 1998. From 1992 to 1995, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation, and from 1985 to 1992, he served in several senior sales, marketing and finance positions with MCI Communications Corporation.

      Steven J. Gilbert. Steven J. Gilbert has served as a Director of the Company since February 1999. He is a member of the Executive and Compensation and Stock Option Committees and the Chairperson of the Compensation and Stock Option Committee. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a billion-dollar private equity fund, and a Director of NFO Worldwide, Inc., an international research company. From 1992 to 1997, he was the Founder and Managing General Partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, and a principal Advisor to Quantum Industrial Holdings Ltd. From 1988 through 1992, he was the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment firm. From 1984 to 1988, Mr.

Gilbert was the Managing General Partner of Chemical Venture Partners (now Chase Capital), which he founded. Mr. Gilbert has 29 years of experience in private equity investing, investment banking and law. Mr. Gilbert has practiced law at Goodwin Procter & Hoar in Boston, Massachusetts, and he was an associate in corporate finance at Morgan Stanley & Co. from 1972 to 1976, a Vice President of Wertheim & Co., Inc. from 1976 to 1978 and a Managing Director of E. F. Hutton International from 1978 to 1980. Mr. Gilbert is also currently a Director of Terra Nova Insurance (Bermuda) Co. Ltd., a reinsurance company, Veritas, Inc., a worldwide seismic company, and One Tel Ltd., an Australian wireless telephone and ISP company.

      Gregory S. Ledford. Gregory S. Ledford has been a Director of the Company since October 1999. He is a member of the Audit Committee. He is a Principal of The Carlyle Group, a private investment firm and an affiliate of the Carlyle Investors, where he specializes in high-tech investment activities. From 1991 to 1997, Mr. Ledford served as Chairman and Chief Executive Officer of The Reilly Corporation, an affiliate of The Carlyle Group. Prior to joining The Carlyle Group in 1988, Mr. Ledford was Director of Capital Leasing for MCI Telecommunications.

      Dr. Arno A. Penzias. Dr. Arno A. Penzias has been a Director of the Company since July 1996. Dr. Penzias currently is Senior Technology Advisor of Lucent Technologies, Bell Labs Innovations, and a Venture Partner at New Enterprise Associates. From 1995 until 1996, Dr. Penzias was Vice President and Chief Scientist of AT&T Bell Laboratories. From 1981 through 1995, he was Vice President, Research of AT&T Bell Laboratories. As a scientist, Dr. Penzias is best known for his contributions to astrophysics, which earned him the Nobel Prize for Physics in 1978. Dr. Penzias also is currently a member of the Board of Directors of WarpSpeed Communications, Inc., a communications service company, Arthur D. Little, Inc., a consulting company, and several private companies.

      Dr. Rajendra Singh. Dr. Rajendra Singh has been a Director of the Company since its inception, is a member of the Executive Compensation and Stock Option Committees and co-founder of the Company. Dr. Singh was President of the Company from its formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995, was Treasurer from January 1994 until January 1996 and was the Chairperson of the Board of the Directors, Interim President and Chief Executive Officer from October 1998 to May 1999. Dr. Singh is also Chairman of the Members Committee of Telcom Ventures and of RF Investors, and is a principal owner of Cherrywood Holdings, Inc. (“Cherrywood”). Dr. Singh is also a Director of Teligent, Inc., a wireless local access provider, Aether Systems, Inc., a provider of wireless data services, systems and software, and XM Satellite Radio Holdings, Inc., a provider of satellite-transmitted, digital quality audio entertainment and information programming. Dr. Singh also established, developed and directed APPEX, Inc., a billing services firm sold to Electronic Data Systems (EDS) in October 1990. Dr. Singh is married to Neera Singh, a Director and, until September 1996, an executive officer, of the Company.

      Neera Singh. Neera Singh is a co-founder of the Company and has been a Director of the Company since its inception. Ms. Singh served as Vice President of the Company from its formation in 1983 to October 1991 and Executive Vice President from January 1994 until September 1996. Ms. Singh also served as Co-Chairperson of the Company from January 1995 until September 1996. Ms. Singh is a member of the Audit Committee. Ms. Singh is a member of the Members Committee of Telcom Ventures and RF Investors. Ms. Singh is also a principal owner of Cherrywood, and a Director of Teligent, Inc., a wireless local access provider. Ms. Singh is married to Dr. Rajendra Singh, a Director and former executive officer of the Company.

Corporate Governance and Other Matters

      The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company’s Bylaws also permit stockholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company and include certain information specified in Section 3.4 of the Company’s Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. The Bylaws also permit stockholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of the Company. To be timely for the Annual Meeting, notice must have been delivered to, or mailed to and received at, the principal executive offices of the Company no later than January 24, 2000. No such nominations or proposals have been received in connection with the Annual Meeting.

      The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee (the “Compensation Committee”). The Audit Committee is comprised of Dr. Penzias, Ms. Singh and Messrs. Ein and Ledford; Mr. Ein is Chairperson of the Committee. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company’s annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of the Company’s internal financial and accounting controls. The Audit Committee held two meetings during the year ended December 31, 1999.

      The Compensation Committee is comprised of Messrs. Gilbert and Ein and Dr. Singh; Mr. Gilbert is Chairperson of the Committee. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to general compensation matters and policies and employee benefit and incentive plans and administers the Company’s stock option plans, grants stock options under such stock option plans and exercises all other authority granted to it to administer such stock option plans. The Compensation Committee met four times during the year ended December 31, 1999 and it took action by unanimous written consent on two other occasions.

      During the year ended December 31, 1999, the Board of Directors held twelve meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period on which he or she served.

Compensation of Directors

      The Company has entered into agreements with three of its directors, namely Steven J. Gilbert, Mark D. Ein and Dr. Arno A. Penzias, pursuant to which the Company has agreed to compensate each of these directors for his services as a director as follows: (i) an annual fee of $20,000, (ii) a fee of $1,000 for each meeting of the Board of Directors he attends, (iii) an annual fee of $2,000 for each Committee on which he serves (Dr. Penzias presently serves on the Audit Committee; Mr. Gilbert presently serves on the Executive and Compensation Committees; Mr. Ein presently serves on the Audit and Compensation Committees), and (iv) an annual fee of $3,000 for any committee which he chairs (Mr. Gilbert presently chairs the Compensation Committee and Mr. Ein presently chairs the Audit Committee). The Company paid Dr. Penzias a total of $43,000 pursuant to his agreement during the year ended December 31, 1999. Mr. Gilbert’s and Mr. Ein’s agreements were effective as of January 1, 2000. The Company does not provide compensation for Board of Directors service to Dr. Singh and Ms. Singh because of their affiliation with Telcom Ventures, Mr. Ledford because of his affiliation with the Carlyle Investors, and Mr. Faulders because of his employment with the Company.

Directors Plan

      The Directors Plan provides for the “formula” grant of options to directors who are not officers or employees of the Company and authorizes the issuance of up to 250,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock. The option exercise price for options granted under the Directors Plan is 100% of the fair market value of the underlying shares on the date of the grant of the options. Under the Directors Plan, each director of the Company who is not eligible to hold shares of Class B Common Stock is granted (to the extent authorized shares are available therefor) an initial option to purchase 10,000 shares of Class A Common Stock in connection with the Offering or on later commencement of service and may thereafter be granted additional options to purchase shares of Class A Common Stock upon authorization thereof by the Board of Directors. Each Eligible Director who is eligible to hold shares of Class B Common Stock is granted (to the extent authorized shares are available therefor) an initial option to purchase 35,000 shares of Class B Common Stock in connection with the Offering or on later commencement of service, and an additional option to purchase 22,500 shares of Class B Common Stock as of each of the next four annual meetings of the stockholders of the Company if the Eligible Director continues to be an Eligible Director.

      On February 12, 1999 in connection with his election to the Board of Directors, Mr. Gilbert received an option to purchase 10,000 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $5.094, the fair market value on the date of the grant.

      On May 25, 1999, each of Dr. and Ms. Singh received options to purchase 22,500 shares of Class B Common Stock pursuant to the Directors Plan at an exercise price of $4.25, the fair market value on the date of grant. The options granted to the Singhs vested immediately upon their grant and are for a term of ten years. Also on May 25, 1999, each of Dr. Penzias and Messrs. Ein and Gilbert received an option to purchase 10,000 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $4.25 per share, the fair market value on the date of grant. The options granted to Dr. Penzias and Mr. Gilbert vest in equal installments on each of the first three anniversaries of the date of grant and are for a term of three years. The option granted to Mr. Ein vested immediately upon its grant and is for a term of ten years.

      On October 19, 1999 in connection with his election to the Board of Directors, Mr. Ledford received an option to purchase 10,000 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $7.938, the fair market value on the date of such grant. The option granted to Mr. Ledford vests in equal installments on each of the first three anniversaries of the date of grant and is for a term of ten years.

Employee Plan

      The Employee Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code to employees of the Company or any of its subsidiaries, as well as the grant of non-qualifying options to employees and any other individuals whose participation in the Employee Plan is determined to be in the best interest of the Company. The Employee Plan authorizes the issuance of up to 8,825,000 shares of Class A Common Stock pursuant to options granted under the Employee Plan. The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for non-incentive stock options granted under the Employee Plan may not be less than the par value of the Class A Common Stock on the date of grant of the option. The maximum option term is ten years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any year. The maximum number of shares of Class A Common Stock subject to options that can be awarded under the Employee Plan to any person is 1,000,000 shares.

      On May 25, 1999, Mr. Faulders received an option to purchase 150,000 shares of Class A Common Stock pursuant to the Employee Stock Option Plan at an exercise price of $5.00 per share. The option granted to Mr. Faulders vests in equal installments on each of the first three anniversaries of the date of the grant and is for a term of ten years.

      On December 16, 1999, subject to shareholder approval of the proposed amendment to the Employee Plan, Mr. Faulders received an option to purchase 500,000 shares of Class A Common Stock pursuant to the Employee Stock Option Plan at an exercise price of $13.563 per share, the fair market value on the date of grant. This option also vests in equal installments on each of the first three anniversaries of the date of grant and is for a term of ten years.

MANAGEMENT

      The executive officers of the Company, and their respective ages as of April 25, 2000, are as follows:

Name	Age	Position

C. Thomas Faulders, III	50	President and Chief Executive Officer

David N. Walker	41	Senior Vice President, Chief Financial Officer and Treasurer

Peter A. Deliso	39	Vice President, Corporate Affairs, General Counsel and Secretary

Michael S. McNelly	49	Senior Vice President, The Americas

Peter R. Zaugg	51	Senior Vice President, Europe, Middle East, Africa and Asia Pacific

Terri Feely	34	Vice President, Human Resources

Jamie G. Donelan	46	Vice President, Controller

Tricia L. Drennan	31	Vice President, Corporate Communications and Investor Relations, and Assistant Secretary

      C. Thomas Faulders, III. C. Thomas Faulders, III was appointed Chairperson of the Board of Directors and President and Chief Executive Officer in May 1999. Mr. Faulders served as Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc. from 1995 until the company was sold to TRW in 1998. Prior to joining BDM, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation, and served in several senior sales, marketing and finance positions with MCI Communications Corporation.

      David N. Walker. David N. Walker was appointed Senior Vice President, Chief Financial Officer and Treasurer in June 1999. Prior to joining the Company, Mr. Walker served as Vice President and Controller of Marconi North America. From 1988 to early 1999, Mr. Walker held various accounting and finance positions, including Vice President and Controller, at BDM International, Inc. and TRW Systems and Information Technology Group, which acquired BDM International, Inc. in 1997. Prior to BDM and TRW, Mr. Walker was Vice President and Controller of Cerbco. Mr. Walker is a certified public accountant.

      Peter A. Deliso. Peter A. Deliso has been the Company’s General Counsel since June 1994 and Vice President, Corporate Affairs, and Secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as Corporate Counsel for Mobile Telecommunication Technologies Corp. (“Mtel”) and its various domestic and international subsidiaries. Prior to his employment with Mtel, Mr. Deliso was with the law firm of Garvey, Schubert & Barer specializing in international, corporate and securities law.

      Michael S. McNelly. Michael S. McNelly has been the Company’s Senior Vice President, The Americas since April 1, 2000. Prior to re-joining the Company in April, Mr. McNelly worked for BroadStream Corp., where he served as Senior Vice President of Engineering and Operations. From May 1998 to July 1999, Mr. McNelly was the Company’s Senior Vice President, Telcom Services. From 1994 to May 1998, Mr. McNelly founded Koll Telecommunications Services and served as its President and C.E.O. before it was acquired by the Company. Prior to that, he served as Executive Vice President of Engineering and Operations for LA Cellular. Before joining LA Cellular, Mr. McNelly was the Vice President and General Manager for PacTel Development Corporation and held several positions at Cellular One – San Francisco, including Vice President of Engineering and Operations.

      Peter R. Zaugg. Peter R. Zaugg was appointed Senior Vice President, Europe, Middle East, Africa & Asia Pacific in January 1999. From 1992 to 1998, Mr. Zaugg served as Director, European Business Development for Perot Systems Corporation and was responsible for marketing strategy development and planning for Switzerland, Germany and Austria. From 1988 to 1992, Mr. Zaugg was General Manager of

operations in Switzerland, Central Europe and Israel for McDonnell Douglas Information Systems. Prior to that, Mr. Zaugg held various positions with IBM, EDS and Perot Systems.

      Terri Feely. Terri Feely was appointed Vice President, Human Resources in March 1999. From 1995 to 1999, Ms. Feely worked at PRC Realty Systems as Director of Human Resources. From 1991 to 1995, Ms. Feely was the Human Resources Manager for Learning Tree International, International Technical Training Company. From 1987 to 1991, Ms. Feely was Director of Employment with USLICO Corporation. Ms. Feely is a Certified Compensation Professional (CCP) from the American Compensation Association (ACA).

      Jamie G. Donelan. Jamie G. Donelan has been Vice President and Corporate Controller of the Company since September 1, 1999. From 1996 to 1999, Ms. Donelan served as the Company’s Senior Director and Controller, Telecom Services. From 1994 to 1996, Ms. Donelan was the Corporate Controller of Applied Bioscience International, Inc. (“APBI”), a public corporation providing research and consulting services in the life and environmental sciences, and Ms. Donelan served in other financial management positions at APBI from 1990 to 1994. Prior to her employment with APBI, Ms. Donelan was an Audit Manager at Arthur Andersen & Co.

      Tricia L. Drennan. Tricia L. Drennan was appointed Vice President of Corporate Communications and Investor Relations in February 2000. Ms. Drennan has been the Company’s Director of Corporate Communications and Investor Relations since January 1997. From 1993 to 1996, Ms. Drennan was in charge of the Company’s North American Sales and Marketing Group. Prior to her management tenure in the Company’s Sales and Marketing Group, Ms. Drennan was an Account Executive and an Associate Engineer at the Company.

Executive Compensation

      The following table summarizes the compensation paid to the Named Executive Officers for the fiscal years ended December 31, 1997, 1998 and 1999.

				Long-Term Compensation Awards
		Annual
		Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARs(#)	Compensation(2)

Named Executive Officers as of December 31, 1999

C. Thomas Faulders, III, President and Chief Executive Officer, Chairman of the Board	1999	$195,000	$—	650,000	$—

David N. Walker, Senior Vice President, Chief Financial Officer and Treasurer	1999	104,000	65,000	75,000	—

Donald R. Rose, Senior Vice President and Chief Operating Officer (3)	1999	197,000	—	—	5,000
	1998	195,000	—	—	5,000
	1997	195,000	—	—	5,000

Peter R. Zaugg, Senior Vice President, Europe, Middle East, Africa and Asia Pacific	1999	196,000	63,000	—	—
	1998	44,000	—	60,000	—

Dr. Rajendra Singh, Interim President and Chief Executive Officer (4)	1999	—	—	45,000	—
	1998	—	—	45,000	—
	1997	—	—	45,000	—

(1)	All amounts are rounded to the nearest $1,000. The amount of perquisites and other personal benefits, securities or other property has been omitted with respect to each Named Executive Officer for which the applicable amount of such compensation is less than $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.

(2)	All amounts are rounded to the nearest $1,000. Includes payments by the Company for life insurance (in all cases less than $500 per individual) and contributions to the Company’s 401(k) Plan.

(3)	Mr. Rose resigned from the Company on March 31, 2000.

(4)	Dr. Singh was Interim President and Chief Executive Officer from October 5, 1998 to May 24, 1999 and received no compensation for his services in that capacity. The shares underlying options consist entirely of shares underlying options granted pursuant to the Directors Plan, and include, for 1997, 1998 and 1999, options to purchase 22,500 shares, 22,500 shares, and 22,500 shares, respectively, granted in options to Neera Singh, Dr. Singh’s wife, who is also a director of the Company.

Option Grants

      The following table summarizes the individual grants of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers. Assuming shareholder approval of the proposed amendment to the Employee Plan, there are presently 8,825,000 shares of Class A Common Stock reserved for issuance under the Employee Plan.

	Individual Grants
					Potential Realizable Value at
	Number of				Assumed Annual Rates of
	Shares	% of Total			Stock Price Appreciation for
	Underlying	Options Granted			Option Term
	Options	to Employees in	Exercise or Base	Expiration
Name	Granted	Fiscal year (1)	Price ($/Sh)	Date	5%	10%

David N. Walker	75,000	0.36%	$4.25	5/25/09	$200,460	$508,005

C. Thomas Faulders, III	150,000	7.22%	$5.00	5/25/09	$400,920	$1,016,011
	500,000 (2)	24.06%	$13.563	12/16/09	$1,366,401	$3,386,703

Donald R. Rose (3)	—	N/A	N/A	N/A	N/A	N/A

Peter R. Zaugg	—	N/A	N/A	N/A	N/A	N/A

Dr. Rajendra Singh (4)	45,000	N/A	$4.25	5/25/04	$52,839	$116,760

(1)	Options granted to Dr. Singh and Neera Singh in 1999 are not included in computing percentages in the table since neither is an employee of the Company.

(2)	Subject to shareholder approval of the proposed increase in the number of shares reserved for issuance under the Employee Plan.

(3)	Mr. Rose resigned from the Company on March 31, 2000.

(4)	Dr. Singh served as Interim President and Chief Executive Officer from October 5, 1998 to May 25, 1999. The share underlying options granted to him during 1999 consist entirely of shares underlying options granted pursuant to the Directors Plan and include options to purchase 22,500 shares granted to Neera Singh, Dr. Singh’s wife, who is also a director of the Company.

Option Exercises and Year-End Values

      The following table provides information with respect to the Named Executive Officers regarding the exercise of options during the last fiscal year and the value of all unexercised options held at December 31, 1999:

			Number of
			Shares Underlying			Value of Unexercised
	Number of		Unexercised Options at			In-the-Money Options at
	Shares Acquired		December 31, 1999			December 31, 1999($)(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable

Named Executive Officers as of December 31, 1999:

Dr. Rajendra Singh (2)	—	—	205,000	—		$1,409,063	$0

C. Thomas Faulders, III	—	—	—	650,000	(3)	$0	$5,441,375

David N. Walker	—	—		75,000		$0	$1,176,563

Donald R. Rose (4)	300,000	$2,989,367	207,155	—		$3,301,533	$0

Peter R. Zaugg	—	—	20,000	40,000		$298,750	$597,500

(1)	Based on a per share price of $19.9375 on December 31, 1999.

(2)	See note (4) to the Option Grants table above.

(3)	Assumes as to 500,000 shares that the shareholders approve the proposed increase in the number of shares reserved for issuance under the Employee Plan.

(4)	Mr. Rose resigned from the Company on March 31, 2000.

Employment Agreements

      C. Thomas Faulders, III. Effective June 24, 1999, the Company entered into a three-year employment agreement with C. Thomas Faulders, III, the President and Chief Executive Officer of the Company. Mr. Faulders’ employment agreement provides for a minimum salary of $375,000 per annum, reimbursement of certain expenses, annual bonuses based on individual and objective annual Company performance criteria to be adopted by the Board of Directors and participation in the Company’s benefit plans. In addition, Mr. Faulders’ employment agreement provides for an initial grant of options to purchase an aggregate of 150,000 shares of Class A Common Stock at an exercise price equal to the greater of: (a) $5.00 or (b) the fair market value of the Company’s Class A Common Stock on the date of grant. In addition, for so long as Mr. Faulders is employed by the Company, and in connection with Mr. Faulders’ annual salary and performance review, Mr. Faulders is eligible to receive annual grants of options to purchase 150,000 shares of the Company’s Class A Common Stock at a per share exercise price equal to the fair market value of the Company’s Class A Common Stock on the date of grant. The options granted to Mr. Faulders pursuant to his employment agreement will vest in increments of one-third on each of the first, second and third anniversaries of the date of grant. Mr. Faulders’ options will also be subject to additional vesting in connection with a termination of employment due to death or disability.

      Mr. Faulders’ employment agreement provides that his options will be subject to acceleration upon: (a) the dissolution or liquidation of the Company, (b) the sale of substantially all of the assets of the Company, (c) certain mergers, consolidations or reorganizations of the Company where the Company is not the surviving entity, or (d) certain mergers, acquisitions or other transactions involving the Company resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company.

      If the Company terminates Mr. Faulders’ employment other than for “Cause” or due to death or disability, Mr. Faulders shall continue to receive his full base salary and medical and health benefits for a period of eighteen months commencing on the date of such termination. “Cause” is defined as termination by the Company because (a) Mr. Faulders commits an act of deceit, dishonesty, fraud or theft, (b) Mr. Faulders materially fails to perform his job responsibilities after having been provided notice and a reasonable opportunity to cure the problem, (c) Mr. Faulders commits a material violation of company policy under circumstances where he knew or should have known of the policy, (d) Mr. Faulders commits a material violation of the employment agreement or any other agreement he has with the Company including any violation of his obligations of confidentiality and non-competition, and (e) Mr. Faulders engages in immoral, unethical or illegal behavior, including violating his fiduciary obligations to the Company.

      The Company also entered into an unsecured, recourse loan agreement with Mr. Faulders on December 22, 1999, in the principal amount of $1,625,000. The proceeds of the loan were used for the purchase of 108,333 shares of Class A Common Stock of the Company for a per share price of $15.00. Interest on the loan is payable quarterly at an annual rate equal to 6.06%. The Company will pay Mr. Faulders a quarterly bonus equal to the amount necessary to pay the amount of the interest due on such date, provided that Mr. Faulders is employed by the Company on the date the interest payment is due. The entire principal balance of the loan, together with any accrued interest, will be due and payable in full on December 22, 2004. To the extent that the forgiveness of the loan does not result in an excise tax under Section 4999 of the Internal Revenue Code, all amounts outstanding under the loan shall be forgiven if one of the following events occurs: (a) the sale of substantially all of the assets of the Company, (b) certain mergers, consolidations or reorganizations of the Company where the Company is not the surviving entity, or (c) certain mergers, acquisitions or other transactions involving the Company resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company.

Compensation Committee Report on Executive Compensation

      On May 20, 1997, the Board of Directors adopted the following compensation policy prepared by the Compensation Committee:

Executive Compensation Policy

  Policy Purpose

      To facilitate the recruitment, retention and motivation of the President and Chief Executive Officer, the Senior Vice Presidents, the Vice Presidents and such other persons the determination of whose compensation the Board of Directors shall determine (each of the foregoing, an “Executive”) will be covered by this policy (the “Executive Compensation Policy”) in ways consistent with the enhancement of shareholder value, service quality and employee satisfaction.

  Compensation Elements

      Executive compensation includes four principal elements: (i) base salary; (ii) employee benefits; (iii) annual incentive compensation; and (iv) equity participation (the “Principal Elements”).

  Criteria for Determination of Executive Compensation

      In determining each of the Principal Elements of each Executive’s compensation, as well as the overall compensation package thereof, the following criteria shall be considered by the persons responsible for recommending or approving such compensation (each a “Reviewer”): (i) the compensation awarded to executives with comparable titles and responsibilities to those of such Executive by companies in the wireless telecommunications industry (or, to the extent information is not available, in comparable industries) whose revenues and earnings are comparable to those of the Company (the “Comparable Companies”), as reported by reliable independent sources; (ii) the results of operations of the Company during the past year, on an absolute basis and compared with the Company’s targeted results for such year as well as with the results of the Comparable Companies, as reported by reliable independent sources; (iii) the performance of such Executive during the past year, on an absolute basis and as compared with the performance targets set by the Company for such Executive for such year and the performance of the other Executives of the Company during such year; and (iv) any other factor which the Reviewers determine to be relevant. The weight to be given to each of the foregoing criteria shall be determined by the Reviewers in the exercise of reasonable judgment in accordance with the purposes of this Executive Compensation Policy and may vary from time to time or from Executive to Executive.

      Also at its May 20, 1997 meeting, the Board of Directors adopted implementation guidelines with respect to the Executive Compensation Policy. In particular, on an annual basis, the Compensation Committee reviews the compensation paid to the President and Chief Executive Officer of the Company and, taking into account each factor set forth in the Executive Compensation Policy set forth above, submits to the Board of Directors its recommendation regarding the compensation to be paid to the President and Chief Executive Officer. Following a review of such recommendation, the Board of Directors will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate. With regard to the compensation paid to each Executive other than the President and Chief Executive Officer, the Board empowered the President and Chief Executive Officer to review, on an annual basis, the compensation paid to each Executive during the past year and, taking into account each factor set forth in the Executive Compensation Policy, and to submit to the Board of Directors his recommendations regarding the compensation to be paid to such persons during the next year and following a review of such recommendations, the Compensation Committee will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate.

      Compensation arrangements during the Company’s 1999 fiscal year were determined in accordance with the Executive Compensation Policy and the May 20, 1997 Board of Directors’ implementation guidelines, except that during the period from January 1, 1999 to May 24, 1999, Dr. Rajendra Singh served as the Company’s Interim President and Chief Executive Officer without compensation.

Respectfully submitted,

COMPENSATION AND STOCK OPTION COMMITTEE

Steven J. Gilbert, Chairperson
Mark D. Ein
Dr. Rajendra Singh

Compensation Committee Interlocks and Insider Participation

      Dr. Rajendra Singh, a Director and a member of the Executive and Compensation Committees, is Chairman of the Members Committees of Telcom Ventures and RF Investors. As of April 1, 2000, RF Investors owned approximately 41.63% of the outstanding Common Stock, and Telcom Ventures owned 99% of the outstanding interests in RF Investors. As of April 1, 2000, Telcom Ventures owned approximately 45.78% of the outstanding Common Stock and Dr. Singh and members of his family and certain family trusts beneficially owned 75% of the outstanding interests in Telcom Ventures.

  Corporate Opportunity

      Concurrently with the Offering, the Company and Telcom Ventures, RF Investors, Cherrywood, Dr. Rajendra Singh, Neera Singh, certain Singh family trusts (the five immediately foregoing persons and entities being collectively referred to as the “Singh Family Group”) and the Carlyle Investors (all of the foregoing, together with their respective successors or members of their immediate family, the “Telcom Ventures Group”) entered into an Intercompany Agreement. Under the Intercompany Agreement, Telcom Ventures, RF Investors, Cherrywood and the Singh Family Group have agreed that, until the earlier of (i) the date on which the Telcom Ventures Group no longer possesses voting control of the Company or (ii) the occurrence of certain termination events specified in the 1993 Formation Agreement among the members of the Telcom Ventures Group (the “Formation Agreement”), none of them will, directly or indirectly, participate or engage, other than through the Company, in any of the Company’s traditional business activities, defined as (i) the provision of cellular radio frequency engineering and network design services to the wireless telecommunications industry, (ii) the provision of program management services or deployment or construction related consulting services to the wireless telecommunications industry and (iii) the manufacture, sale, license, distribution or servicing of any radio network planning software tools or drive test field measurement and analysis equipment which are used by the Company in connection with the Company services described in the foregoing clauses (i) or (ii). The foregoing prohibition does not apply to services provided to third parties in which any member of the Telcom Ventures Group holds or is considering the acquisition of an investment where the provision of services is incidental to such member’s investment or to the ownership by any member of the Telcom Ventures Group of up to 5% of the outstanding securities of any entity as long as no member of the Telcom Ventures Group participates in the management of such entity. Under the Intercompany Agreement, each of the Carlyle Investors (but not its affiliates) has also agreed not to invest in any entity whose primary business is to compete with the Company in its traditional business activities (excluding the program management and towers businesses) until the earlier of (i) the date on which such Carlyle Investor no longer owns directly or indirectly, an interest in the Company or (ii) the occurrence of certain termination events specified in the Formation Agreement.

      In consideration of the foregoing agreements of the Telcom Ventures Group, the Company has agreed that, if any opportunity to invest in or acquire a third party the value of which could reasonably be deemed to exceed $1 million (an “Investment Opportunity”) is presented to the Company that it wishes to refer to a third party, the Company must give written notice to Telcom Ventures of such Investment Opportunity. Telcom Ventures has five business days following its receipt of the notice to inform the Company of its desire to pursue the Investment Opportunity. If Telcom Ventures does not wish to pursue the Investment

Opportunity, or fails to provide timely notice to the Company of its interest, the Company may refer the Investment Opportunity to any third party.

  Advances To and From Telcom Ventures and Related Parties

      Immediately following the Offering, the Company made a loan of $3.5 million to Telcom Ventures from proceeds of the Offering to assist Telcom Ventures in paying certain taxes due in connection with the assumption by the Company of the Telcom Ventures Notes (as defined below) in connection with the Offering. The loan is repayable over five years, with equal annual principal payments over the term of the loan. Interest accrues at the rate of LIBOR plus 1.75% and is payable annually. The loan constitutes senior indebtedness of Telcom Ventures. Upon the sale by Telcom Ventures or any of its affiliates (defined as each entity controlling, controlled by or under common control with, Telcom Ventures, each natural person that controls Telcom Ventures and each member of Telcom Ventures as of the date of the loan) of shares of Common Stock resulting in Telcom Ventures and such affiliates, in the aggregate, owning less than 25% of the outstanding Common Stock, the Company may declare the loan to be due and payable. In November 1999, $0.7 million of principal and approximately $0.2 million of interest were offset against the Company’s $1.1 million promissory note with Telcom Ventures.

      On January 28, 1999, the Company entered into a $5.0 million convertible promissory note with Telcom Ventures. The promissory note was converted into 845,087 shares of Class A Common Stock on August 24, 1999.

  Registration Rights

      Concurrently with the Offering, the Company, RF Investors and MCI entered into a Registration Rights Agreement relating to the Class A Common Stock issuable upon conversion of Class B Common Stock or upon conversion of the outstanding indebtedness of the Company to MCI. Under the Registration Rights Agreement, RF Investors and MCI have certain “demand” rights to require the Company to register their Common Stock for sale and may register shares on a “piggyback” basis in connection with most registered public offerings of securities of the Company.

  Provision of Services and Products to Telcom Ventures and Parties Related Thereto

      The Company provides engineering services and software products to Telcom Ventures and various other companies owned, in part, by Telcom Ventures or its members. On October 5, 1998, the Company and Telcom Ventures entered into a Software License Agreement. Revenues earned during 1999 for such services and products were approximately $1.6 million. Trade accounts receivable from these related parties for the services and products were $370,000 at December 31, 1999.

      Concurrently with the Offering, the Company and Telcom Ventures entered into an Overhead and Administrative Services Agreement. Pursuant to the Overhead and Administrative Services Agreement, certain management personnel and other employees of the Company provide certain administrative services, principally related to human resource management functions and, until the first quarter of 1997, to administration of accounts payable and accounts receivable systems and provisions of general office support services, to Telcom Ventures and, until the first quarter of 1998, Telcom Ventures subleased office space from the Company. Telcom Ventures is obligated to pay the Company a monthly fee for such administrative services and office space based on a reasonable estimate of the Company’s cost of providing same. While this agreement is not the result of arm’s length negotiations, it is designed to reimburse the Company for its costs in providing such services (including costs of personnel), and the Company believes that the terms of such agreements are reasonable. Telcom Ventures paid the Company approximately $264,000 in February 2000 pursuant to the Overhead and Administrative Services Agreement.

Comparative Stock Performance

      The following chart sets forth comparative information regarding the Company’s cumulative stockholder return on its Class A Common Stock since its initial public offering completed in September 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative stockholder return based on an investment of $100 at September 25, 1996 when the Company’s Class A Common Stock was first traded on the Nasdaq National Market at its closing price of $20.25 is compared to the cumulative total return of the Nasdaq Market Index and an index comprised of publicly traded companies which are principally in the consulting and/or telecommunications products and services business (the “Peer Group”) during that same period. Previously, our Peer Group consisted of: Computer Sciences Corporation, Alternative Resources Corporation, American Management Systems, Incorporated, Computer Horizons Corp., Technology Solutions Company, Ciber, Inc., Allen Telecom Inc. and Salient 3 Communications Inc. (collectively, the “Old Peer Group”). However, we determined to revise our Peer Group to include companies closer to the Company in market capitalization. As of December 31, 1999, our Peer Group consisted of: Allen Telecom Inc., American Management Systems, Incorporated, Giga Information Group, Inc., Management Network Group, Inc., Mastec Inc., Salient 3 Communications Inc. and Wireless Facilities Inc. (collectively, the “New Peer Group”).

COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*

Among LCC International, Inc., the NASDAQ Stock Market — US Index and a Peer Group and an Old Peer Group

[PERFORMANCE GRAPH]

	LCC International,			NASDAQ Stock
	Inc.	New Peer Group	Old Peer Group	Market (U.S.)

9/25/96	100.00	100.00	100.00	100.00
12/96	92.50	110.66	105.77	105.13
12/97	72.50	83.55	115.03	128.82
12/98	18.75	102.57	144.99	181.53
12/99	99.69	117.53	193.82	327.95

*	$100 invested on 9/25/96 in stock or index — including reinvestments of dividends. Fiscal year ending December 31.

Certain Relationships and Related Transactions

      The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities. For a description of certain other transactions, see “Compensation Committee Interlocks.”

  The Merger

      Pursuant to the merger of LCC, L.L.C., the Company’s predecessor (the “Limited Liability Company”), with and into the Company (the “Merger”) in connection with the initial public offering of the Company’s Class A Common Stock in September 1996 (the “Offering”), the Company is required to indemnify Telcom Ventures, RF Investors, Cherrywood, the Carlyle Investors and TC Group, L.L.C. (“TC Group”) against any liability for obligations and liabilities associated with the Limited Liability Company’s operations.

  Carlyle Option Designee Stock Options

      The Company has reserved 85,000 shares of Class A Common Stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction) for issuance pursuant to options to be granted to a designee of the Carlyle Investors (the “Carlyle Option Designee Stock Options”). The option exercise price for the Carlyle Option Designee Stock Options will be 100% of the fair market value of the Class A Common Stock on the date of grant of the option. TC Group was granted an initial option to purchase 25,000 shares of Class A Common Stock in connection with the Offering at an exercise price of $16.00 per share. TC Group was granted further options to purchase additional shares of Class A Common Stock as follows: (i) options to purchase 15,000 shares of Class A Common Stock at an exercise price of

$20.125 were granted on September 24, 1997, (ii) options to purchase 15,000 shares of Class A Common Stock at an exercise price of $8.68 per share were granted on September 24, 1998 and (iii) options to purchase 15,000 shares of Class A Common Stock at $7.938 per share were granted on September 24, 1999. TC Group or one or more other designees of the Carlyle Investors will be granted an additional option to purchase 15,000 shares of Class A Common Stock on September 24, 2000. Options granted vested immediately. The options will expire no later than the fifth anniversary of the date of grant.

  The Exchangeable Notes and MCI Conversion

      In June 1994, the Limited Liability Company and Telcom Ventures entered into a Note Purchase Agreement with a then unrelated third party, MCI, which provided for the issuance of a $20 million subordinated note by the Limited Liability Company (the “LCC Note”) and of a $30 million subordinated note by Telcom Ventures (the “Telcom Ventures Note” and collectively with the LCC Note, the “Exchangeable Notes”) to MCI in return for cash in such amounts. The Exchangeable Notes were converted into 2,841,099 shares of Class A Common Stock in August 1999.

  Certain Relationships Between Cherrywood and the Carlyle Investors Affecting the Company

      The RF Investors and Telcom Ventures limited liability company agreements provide that, for as long as the Carlyle Investors collectively own at least 5% of the total membership interests of Telcom Ventures, Telcom Ventures shall vote any and all shares of the Company held by it, and shall cause RF Investors to vote any and all shares held by it, from time to time: (i) to elect as directors of the Company up to two persons recommended by the Carlyle Investors and (ii) not take any of the following actions without the consent of the Carlyle Investors: (a) approve any amendment to the Certificate of Incorporation or the Bylaws of the Company; (b) approve the incurrence by the Company of any debt (or the granting of security relating to the incurrence of debt) if as a result of such incurrence, the debt to equity ratio of the Company exceeds 6:1, or, if as a result of such debt incurrence, the total outstanding debt of the Company exceeds $50 million plus or minus, as the case may be, the cumulative net income or net losses of the Company after January 1994; (c) approve any new affiliated party transactions in excess of $150,000 or of modifications to existing transactions, subject to certain limited exceptions; (d) approve appointment of independent accountants of the Company other than one of the “big five” accounting firms; or (e) approve certain events relating to bankruptcy or insolvency of the Company.

      The RF Investors and Telcom Ventures limited liability company agreements provide for various rights of the Carlyle Investors to cause the distribution to the Carlyle Investors of Common Stock held by RF Investors. The Carlyle Investors currently have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the Carlyle Investors’ indirect proportionate interest in the shares of Common Stock then held by RF Investors which is in excess of 10% of the Common Stock then outstanding (treating Class A Common Stock and Class B Common Stock as a single class of Common Stock for this purpose). The Carlyle Investors’ initial indirect proportionate interest in RF Investors is 25%, which interest will be recalculated following any non-proportional distribution to the Carlyle Investors. Beginning on October 1, 2001, the Carlyle Investors will have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the full amount of the Carlyle Investors’ then indirect proportionate interest in the shares of Common Stock, so long as the Common Stock remaining held by RF Investors would leave RF Investors with at least 51% of the voting power of the Common Stock then outstanding. Upon the first distribution to the Carlyle Investors, the Carlyle Investors will have the right to exercise one of the three rights held by RF Investors to demand registration of shares of Common Stock under the Securities Act of 1933. The ability of the Carlyle Investors to require distributions of Class A Common Stock or demand a registration thereof would be subject to a determination by an investment banker reasonably acceptable to RF Investors and the Carlyle Investors that such action would not materially adversely impact the market for the Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and certain beneficial holders of common stock to file reports about their ownership of the Company’s Class A Common Stock. Based solely on its review of the copies of such reports furnished to the Company by its directors and officers during and with respect to the year 1999, David N. Walker inadvertently made a late filing of his initial Form 3 and, due to a messenger delivery error, the Forms 5 for Drs. Singh and Penzias, Ms. Singh and Messrs. Deliso, Ein, Bonin, Lawson (a former executive officer) and McNelly were filed one day late.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal 2)

      KPMG LLP (formerly KPMG Peat Marwick LLP) has been the Company’s independent auditor since 1994. The selection of KPMG LLP has been ratified by the stockholders in all Annual Meetings since such engagement. The Company has selected KPMG LLP for the current year, and has proposed that the stockholders of the Company ratify this selection during the 2000 Annual Meeting. It is expected that representatives of KPMG LLP will be present at the 2000 Annual Meeting to make a statement if they so desire or to respond to appropriate questions.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as the principal accountant of the Company KPMG LLP.

The Board of Directors recommends a vote FOR the Ratification of its Selection of Independent Public Accountant.

ADOPTION OF AN AMENDMENT TO EMPLOYEE PLAN

(Proposal 3)

      On December 16, 1999, the Board of Directors approved an amendment to the Employee Plan increasing the maximum number of shares of Class A Common Stock that may be issued upon exercise of options granted thereunder to 5,225,000 and on February 1, 2000 the Board of Directors approved an amendment to the Employee Plan further increasing the maximum number of shares of Class A Common Stock that may be issued upon exercise of option granted thereunder to 8,825,000. The Board of Directors is presently proposing for stockholder approval an amendment to the Employee Plan incorporating both of the foregoing increases. The Employee Plan was originally adopted by the Board of Directors on July 23, 1996 and approved by the Company’s stockholders on August 26, 1996. Pursuant to the Employee Plan, eligible persons receive grants of options. The Employee Plan provides for the grant of both “incentive stock options,” as defined in the Internal Revenue Code, and nonqualified stock options. See “Election of Directors—Employee Plan” above for more detail on the Employee Plan. The Board of Directors has granted, subject to approval of the amendment to the Employee Plan by the stockholders, the following options to the executive officers of the Company:

Name	Number of Options	Exercise Price

C. Thomas Faulders, III	500,000	13.563

Michael S. McNelly	45,000	16.00

David N. Walker	30,000	16.00

Peter R. Zaugg	30,000	16.00

Jamie G. Donelan	14,900	16.00

Terri Feely	13,000	16.00

Peter A. Deliso	12,000	16.00

Tricia L. Drennan	7,500	16.00

      The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be required to approve the amendment to the Employee Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the amendment to the Employee Plan.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

      The securities underlying the Employee Plan are shares of Class A Common Stock. Pursuant to the Employee Plan, as amended, the maximum number of shares of Class A Common Stock that may be issued upon exercise or payment will not exceed 8,825,000 shares, an increase of 4,100,000 shares. The market value of the 8,825,000 total shares of Class A Common Stock authorized under the Employee Plan as of March 30, 2000 assuming approval of the amendment was $350,793,750 (based on a March 30, 2000 closing price on the Nasdaq National Market of $39.75 per share of Class A Common Stock). The Company’s Board of Directors and its Compensation Committee believes that this increase is important to permit the Company to continue to attract and retain key employees and other individuals to the Company or any of its subsidiaries. A copy of the proposed amendment to the Employee Plan is attached hereto as Attachment A and is incorporated herein by reference.

The Board of Directors recommends a vote FOR Proposal 3.

ADOPTION OF AN AMENDMENT TO DIRECTORS PLAN

(Proposal 4)

      On February 1, 2000, the Board of Directors approved and is presently proposing for stockholder approval an amendment to the Directors Plan. The Directors Plan was originally adopted by the Board of Directors on August 26, 1996 and approved by the Company’s stockholders that same day. Pursuant to the Directors Plan, eligible persons receive grants of options. The Directors Plan provides for the “formula” grant options to directors who are not officers or employees of the Company. See “Election of Directors—Directors Plan” above for more detail on the Directors Plan.

      The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be required to approve the amendment to the Directors Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to approve the amendment to the Directors Plan.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE DIRECTORS PLAN

      The securities underlying the Directors Plan are shares of Class A Common Stock and Class B Common Stock. Pursuant to the Directors Plan, as amended, the maximum number of shares of Class A Common Stock that may be issued upon exercise of options granted thereunder will not exceed 250,000 shares, an increase of 110,000 shares. The market value of the 250,000 total shares of Class A Common Stock authorized under the Directors Plan as of March 30, 2000 assuming approval of the amendment was $9,937,500 (based on a March 30, 2000 closing price on the Nasdaq National Market of $39.75 per share of Class A Common Stock). The maximum number of shares of Class B Common Stock that may be issued upon exercise or payment pursuant to the Directors Plan remains 250,000. The Company’s Board of Directors and its Compensation Committee believes that this increase is important to permit the Company to continue to attract and retain directors of the Company or any of its subsidiaries. A copy of the proposed amendment to the Directors Plan is attached hereto as Attachment B and is incorporated herein by reference.

The Board of Directors recommends a vote FOR Proposal 4.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

TO BE INCLUDED IN PROXY MATERIALS

      Any proposal or proposals intended to be presented by any stockholder at the 2001 Annual Meeting of Stockholders must be received by the Company by January 31, 2001 to be considered for inclusion in the

Company’s proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Any proposal that is not submitted for inclusion in next year’s proxy statement but is instead presented directly at the 2001 annual meeting of stockholders will be considered untimely, and management will be entitled to vote proxies in its discretion with respect to such proposal, if the Company does not receive notice of the proposal prior to the close of business on March 10, 2001.

OTHER BUSINESS TO BE TRANSACTED

      As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

P.A. Deliso Signature

PETER A. DELISO
Secretary

McLean, Virginia
April 25, 2000

A copy of the Company’s Annual Report to Stockholders accompanies this proxy statement.

ATTACHMENT A

AMENDMENT NO. 4

TO
LCC INTERNATIONAL, INC. 1996 EMPLOYEE STOCK OPTION PLAN

      Effective February 1, 2000, the LCC International, Inc. 1996 Employee Stock Option Plan (the “Plan”) is amended as follows:

      1.  The reference to “4,725,000” in the second sentence of Section 4 of the Plan is replaced by “8,825,000.”

      This Amendment No. 4 to the LCC International, Inc. 1996 Employee Stock Option Plan was duly approved by the Board of Directors of the Corporation on February 1, 2000.

Secretary

ATTACHMENT B

AMENDMENT

TO
LCC INTERNATIONAL, INC. DIRECTORS STOCK OPTION PLAN

      Effective February 1, 2000, the LCC International, Inc. Directors Stock Option Plan (the “Plan”) is amended as follows:

      1.  The reference to “140,000” in the second sentence of Section 4 of the Plan is replaced by “250,000.”

      This Amendment to the LCC International, Inc. Directors Stock Option Plan was duly approved by the Board of Directors of the Corporation on February 1, 2000.

Secretary

                                 REVOCABLE PROXY

                             LCC INTERNATIONAL, INC.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints C. Thomas Faulders, III, and David
N. Walker, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of LCC International, Inc. to be held on Tuesday, May 16, 2000 at 10:00 a.m. (eastern daylight time) at the Company's offices, 7925 Jones
Branch Drive, McLean, Virginia, 22102, and at any adjournments thereof, in respect of all shares of the Common Stock, par value $.01 per share, of the
Company which the undersigned may be entitled to vote, on the following matters:

The undersigned hereby acknowledges prior receipt of a copy of the Notice of
Annual Meeting of Stockholders and proxy statement dated April 25, 2000 and the
Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual
Meeting and voting in person.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             LCC INTERNATIONAL, INC.

                                  MAY 16, 2000

               / PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED /

PROPOSAL ONE:       Election of the Board of Directors (seven persons):

                    [ ]   FOR all nominees listed at right (except as marked
                          to the contrary below)

                    [ ]   WITHHOLD AUTHORITY to vote for all nominees listed
                          at right.

                                       Nominees:   Mark D. Ein
                                                   C. Thomas Faulders, III
                                                   Steven J. Gilbert
                                                   Gregory S. Ledford
                                                   Dr. Arno A. Penzias
                                                   Dr. Rajendra Singh
                                                   Neera Singh

                    (INSTRUCTION:  To withhold authority to vote for an
                    individual nominee, cross out that nominee's name at
                    right.)

PROPOSAL TWO:       Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal
                    year ending December 31, 2000.

                    [ ]   FOR       [ ]   AGAINST         [ ]   ABSTAIN

PROPOSAL            THREE: Approval of an amendment to the Company's 1996
                    Employee Stock Option Plan to increase the number of shares authorized to be issued pursuant to options granted under
                    such plan.

                    [ ]   FOR       [ ]   AGAINST         [ ]   ABSTAIN

PROPOSAL FOUR:      Approval of an amendment to the Company's Directors Stock
                    Option Plan to increase the number of shares of Class A
                    Common Stock authorized to be issued pursuant to options
                    granted under such plan.

                    [ ]   FOR       [ ]   AGAINST         [ ]   ABSTAIN

                    In their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournments thereof, in accordance with the recommendations of a majority of the
                    Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM
AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. DELAY IN
RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

I PLAN TO ATTEND THE MAY 16, 2000 ANNUAL STOCKHOLDERS MEETING  [   ]

                                                   Date:             , 2000
     ---------------------------                   ------------------------
     SIGNATURE OF STOCKHOLDER OR
     AUTHORIZED REPRESENTATIVE

NOTE: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.